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                                                                    EXHIBIT 23.7




                      [MILLER AND LENTS, LTD. LETTERHEAD]


                               December 15, 1997

Pioneer Natural Resources Company
1400 Williams Square West
5205 N. O'Connor Blvd.
Irving, Texas 75039-3746

                           Re: Consent of Independent Petroleum Engineers and Geology

Gentlemen:

       We hereby consent to the incorporation by reference of our report dated February 24, 1997 entitled "Reserve and Net Revenue Forecast as of December 31, 1996, SEC Price Case" with respect to Greenhill Petroleum Corporation and Mesa Inc. and to all references to our firm included in or made a part of the Registration Statement on Form S-3 (No. 333-39381) of Pioneer Natural Resources Company and its first amendment.

                                                Very truly yours,

                                                MILLER AND LENTS, LTD.



                                                By       /s/ P.G. Von Tungeln
                                                         P.G. Von Tungeln
                                                         Chairman